EXHIBIT 3.3

Industry Canada	Industrie Canada	FORM 11	FORMULE 11
ARTICLES OF CONTINUANCE CLAUSES DE PROROGATION
Canada Business	Loi canadienne sur les	(SECTION 187)	(ARTICLE 187)
Corporations Act	sociétés par actions

1	Name of Corporation	2 Taxation Year End
		M	D
Luna Gold Corp.		12	31

3	The province or territory in Canada where the registered office is to be situated

Province of British Columbia

4	The classes and the maximum number of shares that the corporation is authorized to issue

Unlimited common shares

5	Restrictions, if any, on share transfers

None

6	Number (or minimum and maximum number) of directors

Minimum of three (3) and maximum of ten (10)

7	Restrictions, if any, on business the corporation may carry on

None

8	(1) If change of name effected, previous name

N/A

(2) Details of incorporation

Incorporated under the laws of British Columbia on June 24, 1986 under the name Belcarra Resources Ltd. On October 12, 1994 the Corporation changed its name to Belcarra Motors Corp. under the Company Act (British Columbia). On September 10, 1997 the Corporation changed its name to Predator Ventures Ltd. under the Company Act (British Columbia). The Corporation was subsequently continued under the Wyoming Business Corporation Act on July 14, 1999. On November 15, 1999 the Corporation changed its name to WW.BROADCAST.NET Inc. under the Wyoming Business Corporation Act. On August 7, 2003 the Corporation changed its name to Luna Gold Corp. under the Wyoming Business Corporation Act.

9	Other provisions, if any
See Schedule "A" attached hereto.

Signature	Printed Name	10 Capacity of	11 Tel No.
FOR DEPARTMENTAL USE ONLY

IC 3247 (2004/12)

PAV\384301\CONTINUATION\3069

SCHEDULE "A"

The directors of the Corporation may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting of the Corporation, but the number of additional directors cannot at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.